Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-166355 on Form S-4 of our report dated February 28, 2008, relating to the 2007 consolidated financial statements (before the retrospective adjustments to the financial statement disclosures for a change in the composition of reportable segments as discussed in Note 24 to the consolidated financial statements) (not presented herein) of Stifel Financial Corp. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustments for a change in the composition of reportable segments as discussed in Note 24 to the consolidated financial statements), appearing in the Annual Report on Form 10-K of Stifel Financial Corp. for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

St. Louis, Missouri

May 20, 2010